EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                                                       Jurisdiction of
                                                       incorporation           % of Voting
               NAME OF CORPORATION                     or organization       securities held
               -------------------                     ---------------       ---------------

Kronos, Inc.                                           Delaware                     100
    Kronos Canada, Inc.                                Canada                       100
    Kronos International, Inc.                         Delaware                     100
        Kronos Titan GmbH & Co. OHG                    Germany                      100
            Unterstutzungskasse Kronos Titan-GmbH      Germany                      100
        Kronos Chemie-GmbH                             Germany                      100
        Kronos World Services S.A./N.V.                Belgium                      100
        Societe Industrielle du Titane, S.A.           France                        94
        Kronos Limited                                 United Kingdom               100
        Kronos Denmark ApS                             Denmark                      100
            Kronos Europe S.A./N.V.                    Belgium                      100
                Kronos B.V.                            Holland                      100
            Kronos Norge A/S                           Norway                       100
                Kronos Titan A/S                       Norway                       100
                Titania A/S                            Norway                       100
                    The Jossingfjord Manufacturing
                      Company A/S                      Norway                       100
            Kronos Invest A/S                          Norway                       100(a)
    EWI RE, Ltd.                                       Nevada                       100
    EWI RE, Inc.                                       New York                     100
    Kronos Louisiana, Inc.                             Delaware                     100
        Kronos (US) Inc.                               Delaware                     100
        Louisiana Pigment Company, L.P.                Delaware                      50(b)
Other:
    NL Industries (USA), Inc.                          Texas                        100
    NLO, Inc.                                          Ohio                         100
    Salem Lead Company                                 Massachusetts                100
    153506 Canada Inc.                                 Canada                       100
    NL Industries Chemie, GmbH                         Germany                      100
    Tremont Holdings, LLC                              Delaware                     100(c)
    NL Environmental Management Services, Inc.         New Jersey                    78(d)
        EMS Financial, Inc.                            Delaware                     100
    The 1230 Corporation                               California                   100
    United Lead Company                                New Jersey                   100

(a)  On March 30, 2002, Titania Invest A/S was merged into Kronos Invest A/S.
(b)  Unconsolidated joint venture accounted for by the equity method.
(c) On September 23, 2002, Tremont Holdings, LLC was merged into NL Industries, Inc.
(d) Registrant directly owns 56% and indirectly owns 22% via 153506 Canada, Inc.